Exhibit 4.7

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions. AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT 1. CONTRACT ID CODE PAGE OF PAGES 1 3 2. AMENDMENT/MODIFICATION NO. 0004 3. EFFECTIVE DATE See Block 16C 4. REQUISITION/PURCHASE REQ. NO. OS222377 5. PROJECT NO. (If applicable) 6. ISSUED BY CODE ASPR—BARDA 7. ADMINISTERED BY (If other then item 6) CODE ASPR—BARDA ASPR-BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 20201 ASPR-BARDA 200 Independence Ave., S.W. Room 638-G Washington DC 20201 8. NAME AND ADDRESS OF CONTRACTOR (No., street. county. State and ZIP Code) (x) 9A. AMENDMENT OF SOLICITATION NO. AVITA MEDICAL AMERICAS, LLC 1476585 AVITA MEDICAL AMERICAS, LLC 92 28159 Avenue Stanford Suite 220 Valencia CA 91355 9B. DATED (SEE ITEM 11) X 10A. MODIFICATION OF CONTRACT/ORDER NO. HHS0100201500028C 10B. DATED (SEE ITEM 13) 09/29/2015 CODE 1476585 FACILITY CODE 11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS â–¡ The above numbered solicitation is amended as set forth in Item 14. The hour and dale specified for receipt of Offers â–¡ is extended.    â–¡ is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified M the solicitation or as amended by one of the following methods: (a) By completing Items B and 15, and returning copies of the amendment (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate teller or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER If try virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and Is received prior to the opening hour and date specified. 12. ACCOUNTING AND APPROPRIATION DATA (If required) 2018.199TWNP.25103 Net Increase [**] 13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14. CHECK ONE THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE iN THE CONTRACT ORDER NO. IN ITEM 10A. B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation dale, etc.) SET FORTH IN ITEM 14. PURSUANT TO THE AUTHORITY OF FAR43.103(b). x C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR 52.243-2 Changes — Cost Reimbursement D. OTHER (Specify type of modification and authority) E. IMPORTANT: Contractor â–¡ is not. â–¡ is required to sign this document and return 2 copies to the issuing office. 14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) Tax ID Number: 20-2578762 DUNS Number: 026723570 To modify ARTICLE B.3 OPTION PRICES. Funds Obligated Prior to this Modification: [**] Funds Obligated with mod #04: [**] Total Funds Obligated to Date: $50,414,137 PSC Code: 6505 Continued … Except as provided herein, all terms and conditions of the document referenced in Item 9 A or 10A, as heretofore changed, remains unchanged arid in lull farce and affect. 15A. NAME AND TITLE OF SIGNER (Type or print) Timothy Rooney CAO 16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) Christopher Scott 15B. CONTRACTOR/OFFEROR /s/ Timothy Rooney (Signature of person authorized to sign) 15C. DATE SIGNED 16B. UNITED STATES OF AMERICA /s/ Christopher Scott (Signature of Contracting Officer) 16C. DATE SIGNED 7/2/18

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED HHS0100201500028C/0009	PAGE OF
		2	3

NAME OF OFFEROR OR CONTRACTOR AVITA MEDICAL AMERICAS, LLC 1476585

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (Li	AMOUNT (F)

Expiration date: [**], 2022 (Unchanged)

Delivery: 07/02/2018

Delivery Location Code: HHS/OS/ASPR

HHS/OS/ASPR

200 C St SW

WASHINGTON DC 20201 US

Appr. Yr.: 2018 CAN: 199TWNP Object Class: 25103

FOB: Destination

Period of Performance: [**]/2015 to [**]/2022

Add Item 10 as follows:

10	ASPR-18-03004 — Avita’s indirect cost rate true up for FY2016 and FY2017 ending [**]/17 – HHS0100201500028C Obligated Amount: [**]				[**]

ARTICLE B.3. OPTION PRICES are hereby modified as follows

CLIN	Period of Performance	Supplies! Services	Units (# of Product)	Unit Price ($)	Total ($)

FIRM FIXED PRICE

0003 (Option)	[**] Months	Phase IV post marketing commitments /Requirements (This is an option that may or may not be exercised during the base period as determined by the need and as established by the FDA)	N/A	N/A	[**]

0009	[**]/15 — [**]/22	FY 2016/FY2017 Final Rate True Up	N/A	N/A	[**]

COST REIMBURSEMENT

0004 (Option)	[**]/17 — [**]/22	Pediatric Study (This is an option that may or may not be exercised during the base period for expansion of the label indication with guidance from the FDA)	[**]	[**]	[**]

FIRM FIXED PRICE

0005 (Option)	36 Months	Additional Surge Capacity	[**]	[**]	[**]

0006 (Option)	36 Months	Additional Surge Capacity	[**]	[**]	[**]

0007 (Option)	36 Months	Additional Surge Capacity	[**]	[**]	[**]
	36 Months	Additional Surge Capacity	[**]		[**]
0008 (Option)				[**]

Total Unfunded Option CLINs 3, 5-8	60 Months	See Above Descriptions			[**]

*	CLIN 0009 is exercised with this modification

All other terms and conditions of this contract remain unchanged.

End of Modification #3

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